Exhibit 20.6
Page 1 of 3

Navistar Financial 1995-B Owner Trust
For the Month of May 1996
Distribution Date of June 17, 1996

Original Pool Amount                  $454,499,683.43
Subsequent Receivables                 $70,451,789.39

Beginning Pool Balance                $427,599,756.31
Beginning Pool Factor                       0.8145510

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $12,687,308.52
  Interest Collected                    $3,674,184.80

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $960,461.38
Total Additional Deposits                 $960,461.38
Repos/Chargeoffs                        $1,056,671.00
Aggregate Number of Notes Charged Off              64

Total Available Funds                  $17,321,954.70
Ending Pool Balance                   $413,855,776.79
Ending Pool Factor                          0.7883696

Servicing Fee                             $356,333.13

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $23,621,918.71
  Target Percentage                              5.50%
  Target Balance                       $22,762,067.72
  Minimum Balance                      $11,023,980.93
  (Release)/Deposit                      $(859,850.99)
  Ending Balance                       $22,762,067.72

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           2,924,574.58    1,894
    31-60 days                             595,541.11      465
    60+ days                                96,219.20       67

    Total                                3,616,334.89    1,895

  Balances:
    60+ days                             2,440,366.10       67

Memo Item - Reserve Account
  Prior Month                          $23,517,986.60
  + Invest. Income                         103,932.11
  - Transfer to Collections Account              0.00
    Beginning Balance                  $23,621,918.71

Exhibit 20.6
Page 2 of 3

Navistar Financial 1995-B Owner Trust
For the Month of May 1996

                                                             NOTES
                                      TOTAL        CLASS A-1        CLASS A-2        CLASS A-3      CERTIFICATES
Original
 Pool Amount Dist.:            $525,000,000.00  $122,300,000.00  $100,000,000.00  $284,325,000.00  $18,375,000.00
 Distribution Percentages                               100.00%            0.00%            0.00%           0.00%
 Coupon                                                  5.750%           5.940%           6.050%          6.220%

Beginning Pool Balance         $427,599,756.31
Ending Pool Balance            $413,855,776.79
Collected Principal             $12,687,308.52
Collected Interest               $3,674,184.80
Charge-Offs                       1,056,671.00
Liquidation Proceeds/Recoveries    $960,461.38
Servicing                          $356,333.13
Cash Transfer from Reserve Acct          $0.00
  Total Collections Available
    for Debt Service            $16,965,621.57

Beginning Balance              $427,599,756.31   $24,899,756.31  $100,000,000.00  $284,325,000.00   $18,375,000.00

Interest Due                     $2,143,026.96      $119,311.33      $495,000.00    $1,433,471.88       $95,243.75
Interest Paid                    $2,143,026.96      $119,311.33      $495,000.00    $1,433,471.88       $95,243.75
Principal Due                   $13,743,979.52   $13,743,979.52            $0.00            $0.00            $0.00
Principal Paid                  $13,743,979.52   $13,743,979.52            $0.00            $0.00            $0.00

Ending Balance                 $413,855,776.79   $11,155,776.79  $100,000,000.00  $284,325,000.00   $18,375,000.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                   0.0912           1.0000           1.0000           1.0000

Total Distributions             $15,887,006.48   $13,863,290.85      $495,000.00    $1,433,471.88       $95,243.75

Interest Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00
Principal Shortfall                      $0.00            $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required
   from Reserve)                         $0.00            $0.00            $0.00            $0.00            $0.00

Excess Servicing                 $1,078,615.09

Beginning Reserve Account
  Balance                       $23,621,918.71
(Release)/Draw                    ($859,850.99)
Ending Reserve Account Balance  $22,762,067.72

Exhibit 20.6
Page 3 of 3

Navistar Financial 1995-B Owner Trust
For the Month of May 1996

Trigger Events:   A) Loss Trigger
                  B) Delinquency Trigger

                                5                4               3                2                1
                             Jan 1996         Feb 1996        Mar 1996         Apr 1996         May 1996

Beg. Pool Balance        $486,431,505.52  $473,707,871.41  $462,618,416.17  $448,919,029.43  $427,599,756.31

A) Loss Trigger:
Principal of Contracts
  Charged off                $562,958.34      $630,891.07    $1,013,486.59      $547,772.76    $1,056,671.00
Recoveries                   $316,658.03      $112,457.85      $521,615.37      $311,075.62      $960,461.38

Total Charged off
  (Months 5,4,3)           $2,207,336.00
Total Recoveries
  (Months 3,2,1)            1,793,152.37
Net Loss/(Recoveries)
  for 3 Mos.                 $414,183.63(a)

Total Balance
  (Months 5,4,3)       $1,422,757,793.10(b)

Loss Ratio [(a/b)(12)]           0.3493%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                 $3,172,452.55    $3,554,941.87    $2,440,366.10
  As % of Beginning
    Pool Balance                                                  0.68576%         0.79189%         0.57071%
  Three Month Average                                             0.59448%         0.74986%         0.68279%

Trigger:
  Is Average> 2.0%                   No




Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer